Exhibit 8.2

Hogan Lovells US LLP 390 Madison Avenue New York, New York 10017 Telephone: (212) 918-3000 www.hoganlovells.com

March 14, 2025

Board of Directors

Medera Inc.

6 Tide Street, 2nd Floor

Boston, Massachusetts 02210

Ladies and Gentlemen:

Hogan Lovells US LLP has acted as U.S. tax counsel to Medera Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) in connection with the transactions contemplated by the Merger Agreement, dated as of September 3, 2024 (the “Agreement”), by and among the Company and Keen Vision Acquisition Corporation, a company incorporated under the laws of the British Virgin Islands and which was reincorporated by merging with and into KVAC (Cayman) Limited, a Cayman Islands exempted company (“Keen Vision”), as further described in the registration statement on Form F-4 filed by Keen Vision with the Securities and Exchange Commission on December 11, 2024 (Registration Number 333-282312) as amended through the date hereof (the “Registration Statement”). We are providing this opinion letter to be filed as an exhibit to the Registration Statement. Capitalized terms used herein and which are defined in the Agreement or the Registration Statement shall have the meanings set forth in the Agreement or the Registration Statement, as applicable, unless otherwise defined herein.

In connection with the preparation of this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the Agreement, the Registration Statement (including all exhibits and schedules thereto), the representations made by the Company, Keen Vision and Merger Sub in their respective letters delivered to us for purposes of this opinion letter (the “Representation Letters”) and have assumed with your approval the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval, without any independent investigation or review thereof, the accuracy of the factual matters and representations set forth in the Agreement, the Registration Statement (and all exhibits and schedules thereto), the Representation Letters and any other documents submitted to us. We have further assumed to the extent relevant to our opinion (i) any representation or statement made in the Representation Letters “to the knowledge and belief” of any person(s) or party(ies)—or similarly qualified—is true, correct, and complete, as if made without such qualification and (ii) with regard to any representation or statement made in the Representation Letters regarding a person’s plan or intention, the facts will be consistent with the relevant plan or intention. In addition, we have assumed that the Acquisition Merger, and all related transactions, will be carried out in accordance with the Agreement as in effect as of the date of the Representation Letters, and none of the material terms or conditions therein will be waived or modified at or prior to the effective time of the Acquisition Merger.

Board of Directors

Medera Inc.

6 Tide Street, 2nd Floor

Boston, Massachusetts 02210

Based on the foregoing and subject to the limitations, exceptions, qualifications, beliefs, and assumptions contained in this opinion letter and in the Registration Statement, all of which must continue to be true and accurate as of the effective time of the Acquisition Merger, we hereby confirm and adopt as our opinion the discussion in the Registration Statement under the caption “— U.S. Federal Income Tax Consequences of the Acquisition Merger to U.S. Holders of Medera Securities — Acquisition Merger as a “Reorganization” within the Meaning of Section 368(a) of the Code,” insofar as it purports to describe provisions of U.S. federal income tax law or legal conclusions with respect thereto.

The opinion set forth in this opinion letter is based on relevant current provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which change could adversely impact the accuracy of the opinion expressed herein. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. The Company has not requested nor will it request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion letter.

This opinion letter addresses only the specific tax opinion set forth above. This opinion letter does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from any transaction contemplated by the Agreement.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent. Except as provided in the next sentence, this opinion letter may not be relied on by any other person, or for any other purpose, without our prior written consent, which may be withheld in our sole discretion. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to the Company under the caption “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Acquisition Merger to U.S. Holders of Medera Securities” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement (including all exhibits and schedules thereto), including this exhibit.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP